Exhibit 32.2


                    Certification of Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

C.W. Gilluly, Chief Financial Officer of AMASYS Corporation (the "Company") certifies in his capacity as an officer of the Company that he has reviewed the Report of the Company on Form 10-QSB for quarter ended September 30, 2003 and that to the best of his or her knowledge:

     1. the report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or it staff upon request.



November 14, 2003                            /s/ C.W. Gilluly, Ed.D.
                                             -----------------------------------
                                             C.W. Gilluly, Ed.D.
                                             Principal Finance Officer
                                             (Chief Financial Officer)